                                                                    EXHIBIT 99.2

                     OPENWAVE SYSTEMS INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                     Years ended June 30,
                                                  -----------------------------
                                                    2000       1999      1998
                                                  ---------  --------  --------
Cash flows from operating activities:
  Net loss......................................  $(288,257) $(37,037) $(25,561)
  Adjustments to reconcile net loss to net cash
   provided by (used for) operating activities:
    Depreciation and amortization...............    225,425     3,922     2,739
    Amortization of deferred stock-based
     compensation...............................      6,413     2,236       335
    Nonemployee equity-based compensation.......      3,771       --        --
    Loss on disposal of assets..................         10        10       --
    Accrued interest on convertible notes.......         26       --        --
    Provision for doubtful accounts.............      1,907       790       554
    In-process research and development.........     27,700     3,210       --
    Changes in operating assets and liabilities:
      Accounts receivable.......................    (41,832)  (32,219)   (9,857)
      Prepaid expenses and other assets.........     (6,354)   (2,148)     (367)
      Accounts payable..........................     (2,423)    3,309     1,314
      Accrued liabilities.......................     11,535     7,578     2,600
      Deferred revenue..........................     53,824    36,483     6,387
                                                  ---------  --------  --------
        Net cash used for operating activities..     (8,255)  (13,866)  (21,856)
                                                  ---------  --------  --------
Cash flows from investing activities:
  Purchases of property and equipment, net......    (28,374)   (5,839)   (1,957)
  Restricted cash and short term investments....    (20,700)      --        --
  Purchases of short-term investments...........   (622,538)  (84,877)  (32,842)
  Proceeds from maturities of short-term
   investments..................................    255,988    47,129    16,375
  Acquisitions, net of cash acquired............    (32,694)   (1,601)      --
  Other assets..................................       (386)     (190)     (746)
                                                  ---------  --------  --------
        Net cash used for investing activities..   (448,704)  (45,378)  (19,170)
                                                  ---------  --------  --------
Cash flows from financing activities:
  Net proceeds from issuance of convertible
   preferred stock..............................     15,783    29,979    37,532
  Issuance of common stock......................    410,411   139,062       883
  Repayment of notes receivable from
   stockholders.................................        235        11        12
  Proceeds (repayments) of note payable to bank,
   net..........................................       (546)   (7,635)    3,157
  Proceeds from capital lease obligations and
   long-term debt...............................      5,000     7,613     4,659
  Repayments of capital lease obligations and
   long-term debt...............................     (3,189)   (1,747)     (801)
                                                  ---------  --------  --------
        Net cash provided by financing
         activities.............................    427,694   167,283    45,442
                                                  ---------  --------  --------
Effect of exchange rate on cash and cash
 equivalents....................................  $    (172) $    --   $    --
                                                  ---------  --------  --------
Effect of conforming fiscal year ends...........     23,044       --        --
                                                  ---------  --------  --------
Net increase (decrease) in cash and cash
 equivalents....................................     (6,393)  108,039     4,416
Cash and cash equivalents at beginning of year..    126,978    18,939    14,523
                                                  ---------  --------  --------
Cash and cash equivalents at end of year........  $ 120,585  $126,978  $ 18,939
                                                  =========  ========  ========